Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-101794) pertaining to the Syngenta Deferred Share Plan (Share Awards) and Syngenta AG Executive Stock Option Plan–10,

(2)	Registration Statement (Form S-8 No. 333-117497) pertaining to the Syngenta Deferred Share Plan,

(3)	Registration Statement (Form S-8 No. 333-124836) pertaining to the Syngenta Corporation Employee Stock Purchase Plan, and

(4)	Registration Statement (Form S-8 No. 333-130440) pertaining to the Syngenta Share Plan for Non-Executive Directors;

of our reports dated February 8, 2006, with respect to the consolidated financial statements of Syngenta AG, Syngenta AG management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Syngenta AG, included in this Annual Report (Form 20-F) for the year ended December 31, 2005.

Ernst & Young AG

/s/ Eric Ohlund	/s/ Juerg Zuercher
Eric Ohlund	Juerg Zuercher

Basel, Switzerland
February 28, 2006